 Exhibit 99.11

AMENDED AND RESTATED PURCHASE & SALE AGREEMENT

THIS AGREEMENT is made as of April 7, 2015

BETWEEN:

OBERON CAPITAL CORPORATION
(the “Seller”)

 – and –

 PAN ATLANTIC BANK & TRUST LIMITED

(the “Buyer”)

RECITALS:

1.	The Seller is the legal and beneficial owner of 325,000 Shares of Seabridge Gold Inc. (the “Issuer”).

2.	The Buyer wishes to purchase the Seller’s Shares pursuant to exemptions from the prospectus requirements contained in National Instrument 45-106 - Prospectus and Registration Exemptions (“NI 45-106”).
3.	The Buyer and the Seller are parties to a Purchase & Sale Agreement dated as of March 19, 2015 entered into on March 23, 2015 (the “Original Agreement”) with respect to the purchase and sale of such 325,000 shares of the Issuer.
4.	The Buyer and the Seller have agreed to amend and restate the Original Agreement in its entirety as set forth herein.

IN CONSIDERATION of the premises and the mutual agreements in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties (as hereinafter defined) agree that the Original Agreement is amended and restated to read in its entirety as follows.

ARTICLE I

INTERPRETATION

1.1	Definitions

In this Agreement, the terms herein shall have the following meanings:

“Agreement” means this share purchase agreement and all attached schedules, in each case as the same may be supplemented, amended, restated or replaced from time to time;

“Closing” means the completion of the sale to, and purchase by the Buyer of, the Shares pursuant to this Agreement;

“Closing Date” means April 7, 2015 or such other day as the Parties agree in writing as the date that the Closing shall take place and, in any event, no later than April 14, 2015.

“CSA” means the Canadian Securities Administrators;

“Encumbrance” means any encumbrance of any kind whatsoever (registered or unregistered) and includes a security interest, mortgage, lien, hypothec, pledge, hypothecation, assignment, charge, security under section 426 or section 427 of the Bank Act (Canada), trust or deemed trust (whether contractual, statutory or otherwise arising), a voting trust or pooling agreement with respect to securities, any adverse claim or any other right, option or claim of others of any kind whatsoever affecting the Shares, any covenant or other agreement, restriction or limitation on the transfer of the Shares, a deposit by way of security and any rights or privileges capable of becoming any of the foregoing;

“Issuer” means Seabridge Gold Inc.;

“Parties” means the Buyer and the Seller, and “Party” means either one of them;

“Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, a governmental authority, and the executors, administrators or other legal representatives of an individual in such capacity;

“Purchase Price” means the total purchase price of the Shares to be paid by the Buyer to the Seller for the Shares as set out in Section 2.2 of this Agreement;

“Shares” means the 325,000 common shares of the Issuer owned by the Seller, and “Share” means any one of such Shares owned by the Seller; and

“Tax Act” means the Income Tax Act (Canada).

ARTICLE II

PURCHASE AND SALE OF SHARES

2.1	Purchase and Sale of Shares – The Buyer agrees to purchase the Shares from the Seller and the Seller agrees to sell and transfer the Shares to the Buyer on the terms and conditions contained in this Agreement.

2.2	Purchase Price – The Purchase Price shall be $2,363,042.50 representing a price of $7.2709 per Share.

2.3	Payment of Purchase Price – Upon execution of this Agreement, settlement of the transaction contemplated hereby shall be by way of Delivery Against Payment electronically via the Canadian Depository for Securities (“CDS”).

Confirmation of the manner of settlement shall be indicated on Schedule A attached hereto. The Buyer hereby authorizes and directs the registration and delivery of the Shares in accordance with the instructions set out in Schedule A.

2.4	Extension of Closing – In the event that the Closing has not occurred on or before April 7, 2015, the Parties will work together to effect Closing on or before April 14, 2015.

2.5	Termination – Notwithstanding the foregoing, the Buyer may, at its sole option, terminate this Agreement and its obligations hereunder in the event the Closing has not occurred on or before April 14, 2015.

ARTICLE III

REPRESENTATIONS WARRANTIES AND COVENANTS

3.1	Representations and Warranties of the Seller – The Seller represents, warrants and covenants to the Buyer that:

(a)	the Seller acquired the Shares either from a “registered charity” within the meaning of the Tax Act or from persons who acquired the Shares directly from the Issuer;

(b)	the Seller acquired the Shares as principal as an “accredited investor” within the meaning of NI 45-106 on the basis that the Seller is a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are individuals who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1 000 000;

(c)	it is, and will be immediately prior to Closing on the Closing Date, the sole legal and beneficial owner of the Shares;

(d)	at the time of Closing on the Closing Date, the Seller shall have the full right and authority to transfer the Shares to the Buyer. The Seller shall transfer all of the Seller’s right, title and interest in and to the Shares to the Buyer and upon such transfer, the Buyer will have full and sole ownership thereof;

(e)	the Seller shall not take any steps to create any Encumbrance on the Shares. Except as specified in the following paragraph, the Shares are not subject to any Encumbrance;

(f)	the Seller has no actual knowledge of any Encumbrances on the Shares, other than the transfer restriction provided for pursuant to Section 2.5 of National Instrument 45-102 of the CSA and restrictions on transfer or disposition of the Shares in the United States or to a U.S. Person (as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) resulting from the Issuer’s offer and sale of the Shares without registration under the Securities Act;

(g)	the Seller has all the necessary corporate and/or other power and authority as is required by all laws applicable to it to enable it to enter into, execute and deliver this Agreement and to observe and perform all of the terms, conditions and provisions of this Agreement which are required to be observed and performed by it; and

(h)	the Seller is not a “non-resident” of Canada within the meaning of the Tax Act.

3.2	Representations and Warranties of the Buyer – The Buyer represents and warrants to the Seller that: (1) the Buyer is purchasing the Shares as principal, (2) the aggregate acquisition cost of the Shares is not less than $150,000 settled on a delivery against payment basis with the Seller (as set forth in Section 2.3) and the Buyer was not created or used solely to purchase or hold securities in reliance on the prospectus exemption set out in Section 2.10 of NI 45-106, (3) the Buyer is not at ‘non-arm’s length’ to the Issuer as defined in the Tax Act, and (4) the Buyer has concurrently executed and delivered a Representation Letter in the form attached as Schedule “B” to this Agreement and has initialled the relevant category in Appendix “A” thereto.

3.3	Indemnification - Each Party (the “Indemnifying Party”) agrees to indemnify the other Party (the “Indemnified Party”), and to hold the Indemnified Party harmless against, any and all claims, actions, causes of actions, liabilities, losses, damages, costs, charges and expenses (including any reasonable legal fees) suffered or incurred by the Indemnified Party in connection with its reliance upon the forgoing representations and warranties of the Indemnifying Party, in the event that any such representation and warranty should prove to be inaccurate or untrue.

3.4	Acknowledgement of Legend – The Parties understand and acknowledge that the Shares will bear legends in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE.]”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”) AND THE NYSE (“NYSE”); HOWEVER THE SAID SECURITIES CANNOT BE FREELY TRADED THROUGH THE FACILITIES OF THE TSX OR THE NYSE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX OR THE NYSE.”

ARTICLE IV

GENERAL

4.1	Applicable Law – This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.2	Currency – Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to Canadian dollars.

4.3	Counterparts and Facsimile – This Agreement may be executed and delivered by facsimile transmission or scanned PDF file format in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

4.4	Survival – All representations, warranties and covenants contained in this Agreement shall survive the Closing of the transaction contemplated herein and, notwithstanding such Closing, shall continue in full force and effect following the Closing.

4.5	Entire Agreement and Waiver – This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements, arrangements and understandings with respect to the subject matter hereof and may be modified only by a written instrument duly executed by each Party affected by any such modification. No misrepresentation and no breach of any covenant, agreement or warranty made herein will be deemed waived unless expressly waived in writing by the Party who might assert such breach, and no such waiver will constitute a waiver of any other provision hereof (whether or not similar) or a continuing waiver.

4.6	Time of Essence – Time shall be of the essence of this Agreement and every part hereof and no extension of this Agreement or any part hereof shall operate as a waiver of this provision.

4.7	Further Assurances – From time to time after the date hereof, upon reasonable notice and without further consideration, each Party will execute, acknowledge and deliver all such other documents and will take all such other action as may be necessary or appropriate, in the reasonable judgment of the other Party, to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

4.8	Language – The parties acknowledge that they have requested and are satisfied that this agreement and all other documents and notices related thereto be drawn up in English only. Les parties aux présentes reconnaissent qu’elles ont exigé que cette convention et tous les documents et avis y afférents soient rédigés en anglais seulement et s’en déclarent satisfaites.

IN WITNESS WHEREOF this Agreement has been executed by all of the parties hereto effective as of the date first set out above.

OBERON CAPITAL CORPORATION

Per:	/s/ David LeClaire
Name:	David LeClaire
Title:	President
Address:	110 Eglinton Avenue West, Suite 402
Toronto, ON M4R 1A3
Telephone:	416-613-3847

PAN ATLANTIC BANK & TRUST LIMITED

Per:	/s/ Robert J. Bourque
Name:	Robert J. Bourque
Title:	Managing Director
Address:	Whitepark House, 1st Floor, White Park Road, Bridgetown BB11135 Barbados
Telephone:	246/436-9756

Schedule A

1.	Settlement: check one of the following options

☐ Funds to be deposited in trust
☒ DAP

2.	Seller’s Settlement Instructions

Registration Instructions	Delivery Instructions
Name CIBC Mellon GSS (CUID = COMO)	Name Electronically via CDS Only
Account Reference OC2F1000002	Contact Name & Telephone Number Aida Reis 416-613-3845
Address	Address

3.	Buyer’s Settlement Instructions (Shares)
Registration Instructions	Delivery Instructions
Name CIBC Mellon Global Securities Services Co.	Name Electronically via CDS
Account Reference	Contact Name & Telephone Number
Address Ref:	Address

Schedule B

REPRESENTATION LETTER

TO:	Oberon Capital Corporation (the “Seller”)
Seabridge Gold Inc. (the “Company”)

RE:	PURCHASE OF SHARES OF THE COMPANY

In connection with the purchase of 325,000 common shares of the Company (the “Shares”) by the undersigned (the “Buyer”) from the Seller pursuant to a share purchase agreement between the Buyer and the Seller dated April 7, 2015, the Buyer hereby:

1.   acknowledges that the Shares are subject to resale restrictions in Canada and the United States which restrict the ability of the Buyer to resell the Shares and that the Shares may only be traded or transferred in accordance with limited exemptions under applicable securities laws and regulatory policy until the expiry of the applicable restricted period and in compliance with the other requirements of applicable securities laws;

2.   acknowledges that the certificate(s) representing the Shares will bear legends substantially in the following forms:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE.]”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”) AND THE NYSE (“NYSE”); HOWEVER THE SAID SECURITIES CANNOT BE FREELY TRADED THROUGH THE FACILITIES OF THE TSX OR THE NYSE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX OR THE NYSE.”;

3.   acknowledges that the Shares have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States;

4.   acknowledges that if and to the extent any offer, sale, pledge or other transfer of the Shares may be subject to the U.S. Securities Act and the Shares are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act (“Rule 144”), the Shares may only be offered, sold, pledged or otherwise transferred (a) to the Company; (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act; (c) (i) pursuant to Rule 144 (if available) or (ii) in accordance with another available exemption from the registration requirements of the U.S. Securities Act; or (d) pursuant to an effective registration statement under the U.S. Securities Act, and, in each case, in compliance with any applicable securities laws of any state of the United States or the applicable laws of any other jurisdiction. In the case of a proposed transfer pursuant to (b) above, the Buyer shall provide a declaration in substantially such form as set forth in paragraph 5, to the effect that the transfer may be effected without registration under the U.S. Securities Act, and in the case of a proposed transfer pursuant to (c) (i) or (ii) above, the Buyer shall provide an opinion of counsel of recognized standing reasonably acceptable to the Company to the effect that, or such certificates or other evidence as the Company and transfer agent may reasonably require to determine that, the proposed transfer may be effected without registration under the U.S. Securities Act; provided that, if the Rule 144 Certificate attached hereto as Appendix II is properly completed and delivered to the Company or the Company’s US legal counsel at the time of a contemplated sale pursuant to (c)(i), along with a copy of the applicable certificate representing the security, then, if all of the necessary conditions of Rule 144 have been satisfied by the Company and/or Buyer, as applicable, the Company’s US legal counsel will arrange for the necessary legal opinion confirming that the proposed transfer may be effected without registration under the U.S. Securities Act and that the legend can be removed to be promptly issued to the Company’s transfer agent at the Company’s expense;

5.   acknowledges that the certificates representing the Shares and any certificates issued in exchange for or in substitution thereof will bear legends substantially in the following form until the legends are no longer required under the U.S. Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF SEABRIDGE GOLD INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR THE APPLICABLE LAWS OF ANY OTHER JURISDICTION, AFTER IN THE CASE OF TRANSFERS UNDER CLAUSES (B) (IF THE TRANSFER AGENT REQUESTS), (C) OR (D), THE HOLDER HAS FURNISHED TO THE COMPANY AND THE TRANSFER AGENT LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

provided that if the Shares are being sold under paragraph 5(B) above, the legend may be removed by providing a declaration to the transfer agent for the Shares to the following effect (or as the Company may reasonably prescribe from time to time):

The undersigned (a) acknowledges that the sale of the securities of Seabridge Gold Inc. (the “Company”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (b) certifies that (1) the undersigned is not an “affiliate” (as that term is defined under the U.S. Securities Act) of the Company, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange or another designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

6.   represents, warrants and certifies that the Buyer:

(a)	is not a “U.S. Person” (as that term is defined in Regulation S under the U.S. Securities Act), and is not purchasing the Shares for the account of or benefit of a U.S. Person;
(b)	is purchasing the Shares in an “offshore transaction” (as that term is defined in Regulation S under the U.S Securities Act);
(c)	satisfies one or more of the categories of “accredited investor”, as that term is defined in Rule 501 (a) of Regulation D under the U.S. Securities Act, by virtue of the Buyer satisfying one or more of the indicated criterion as set out in Appendix “A” to this Representation Letter;
(d)	is familiar with Rule 144 under the U.S. Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the U.S. Securities Act and applicable state securities laws and understands it is the responsibility of the Buyer to find out what those restrictions are and to comply with them before selling the Shares in Rule 144 transactions in the United States;
(e)	has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of its investment in the Shares, is able to bear the economic risks of such investment, and has relied on its own analysis of the Company and the Shares in making its decision to invest in the Shares
(f)	acknowledges that the Company is not obligated to file and has no present intention to file with the U.S. Securities and Exchange Commission or with any state securities administrator a registration statement in respect of resales of the Shares in the United States;

(g)	it is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things, the fact that: (i) the Company is organized under the laws of Canada; (ii) some of the directors and officers of the Company are residents of countries other than the United States; and (iii) a substantial portion of the assets of the Company and said persons may be located outside the United States;

(h)	it understands that an investment in the Shares may have tax consequences under applicable laws and it has been encouraged to obtain independent legal, income tax and investment advice with respect to its purchase of the Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Buyer for purposes of giving representations, warranties and covenants under this Representation Letter and the Agreement;
(i)	consents to the Company making a notation in its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth herein; and

The foregoing representations, warranties, acknowledgements and covenants will be true and correct both as of the execution of this Representation Letter and as of the time of the trade in respect of which this Representation Letter is being provided to the Seller, and such representations, warranties, acknowledgements and covenants will survive the completion of the Buyer’s purchase of the Shares from the Seller.

The foregoing representations, warranties, acknowledgements and covenants are made by the undersigned with the intent that they be relied upon in determining the suitability of the undersigned as a buyer of the Shares and the undersigned undertakes to immediately notify the Seller and the Company of any change in any statement or other information relating to the Buyer set forth herein which takes place prior to the completion of the Buyer’s purchase of the Shares from the Seller.

[EXECUTION PAGE FOLLOWS]

Dated: April 7, 2015

PAN ATLANTIC BANK & TRUST LIMITED

	Signed:	/s/ Robert J. Bourque

Per:
	Name:	Robert J. Bourque

	Title:	Managing Director

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN APPENDIX A ON THE NEXT PAGES

Appendix A
ACCREDITED INVESTOR CERTIFICATE

Please check one of the following:

XX Category 1.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000.

Category 2.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000.[1]
Category 3.

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Category 4.

A trust that: (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Shares, and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in Shares.

Category 5.

Any bank as defined in Section 3(a)(2) of the U.S. Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the United States Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or any employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as defined in Rule 501 (a) of Regulation D adopted under the U.S. Securities Act).

Category 6.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Acts of 1940, as amended.
Category 7.	A director, executive officer or general partner of the Company.
Category 8.	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED TO THEM IN THE REPRESENTATION LETTER TO WHICH THIS APPENDIX A IS ATTACHED.

1For purposes of calculating net worth, (i) the person’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

Appendix II

FORM OF RULE 144 CERTIFICATE

Re: Removal of Legend under Rule 144

Ladies and Gentlemen:

In connection with the undersigned’s request to remove the restrictive legend with respect to the Securities Act of 1933, as amended (the “U.S. Securities Act”), from certificate(s) number ____________, representing _______________ of Seabridge Gold Inc. (the “Company”), registered in the name of __________________(the “Securities”), the undersigned hereby represents, warrants and certifies to the Company, its transfer agent, and its legal counsel as follows:

1.	The undersigned has beneficially owned the Securities continuously for a period of at least six months immediately prior to the date hereof;
2.	The undersigned paid the purchase price for the Securities in full at least six months prior to the date hereof;
3.	The Securities were, when issued, “restricted securities” as that term is defined in paragraph (a)(3) of Rule 144 under the U.S. Securities Act;
4.	The undersigned is aware of no facts or circumstances indicating that the undersigned is or may be deemed to be an “underwriter” (as defined in the U.S. Securities Act) of securities of the Company;
5.	The undersigned is not currently an “affiliate” (as defined in the next sentence) of the Company, has not been an “affiliate” of the Company during the 90 days preceding the date hereof, and is not acting for the account or benefit of an “affiliate” of the Company. For purposes of the preceding sentence, an “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, and typically includes each officer, director and greater than 10% shareholder of the Company;
6.	The undersigned does not know and has no reason to believe that the Company is not in compliance with the current public information reporting requirements contained in Rule 144(c)(1); and
7.	The undersigned represents and warrants that they will undertake a resale of the Securities in accordance with the requirements of Rule 144 and that if the undersigned is notified that the Company is no longer in compliance with the current public information reporting requirements contained in Rule 144(c)(1) the undersigned will cease all sales of the Securities until further notified that the Company is in compliance.

The foregoing representations, warranties and certifications are true and correct as of the date hereof and are made by the undersigned with the express intent that the Company and its legal counsel may rely upon them in connection with the removal of the restrictive legend from the certificates representing the Shares pursuant to Rule 144(b)(1)(i) of the U.S. Securities Act.

Dated as of __________, 20__	Very truly yours,

By:
Name:
Title: